UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

STEWART INFORMATION SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)
. (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Message from CEO Matt Morris Regarding Bulldog Investors, LLC

As you may have seen, one of our stockholders, Bulldog Investors, LLC, expressed its views regarding Stewart and wanting to nominate five new directors.

Creating value for stockholders is a high priority at Stewart, and we always welcome input toward achieving this goal.

Over the past three years, we have aggressively transformed Stewart in order to accelerate our growth and position the company for long-term success.  We have significantly enhanced our competitiveness in diversifying our services and enhancing our productivity by aligning operations around delivery channels, launching cost savings programs and initiating a smart growth revenue plan to grow market share.

We recognize that many of these changes have come with their own challenges.  We appreciate all of your support to ensure that we remain competitive within the industry and positioned to deliver great career opportunities, incredible customer experiences and enhanced shareholder value. The Board and Executive Team have great confidence in the future of Stewart and our vision to be the most admired real estate services company.

Please be assured that the announcement should have no effect on your current day-to-day responsibilities, nor does it change any of our strategies or direction. As the Company continues to generate growth and value through our strategic efforts, we appreciate your focus on delivering the same excellent service that our customers have come to expect from Stewart.  Should you have any questions, please don’t hesitate to talk to your manager or email communications@stewart.com.

Thank you for your continued support and commitment to Stewart.

Sincerely,
Matthew Morris, CEO

Additional Information and Where to Find It

Stewart Information Services Corporation (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting (the “2015 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom, other than the Company’s Chief Executive Officer and advisory director, Matthew W. Morris, and its directors and Vice Chairmen of the Board of Directors, Malcolm S. Morris and Stewart Morris, Jr., beneficially owns in excess of 1 percent of the Company’s shares of Class B Common Stock, and none of whom, other than the Company’s director, Arnaud Ajdler, beneficially owns in excess of 1 percent of the Company’s shares of Common Stock,  and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Stockholders (the “2014 Proxy Statement”), filed with the SEC on March 31, 2014, or the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2014 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2014 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2015 Proxy Statement (when filed), 2014 Proxy Statement, Form 10-K and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.stewart.com) or by writing to Stewart Information Services Corporation, Attention: Investor Relations, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

2